UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

FOMO CORP. is referred to herein as “FOMO”, “the Company”, “we”, or “us”.

Background

This Amended 8-K provides an executed document supporting the referenced extension to a closing deadline for the acquisition of SMARTSolution Technologies, LP and SMARTSolution Technologies, Inc. (together SST) cited in Form 8-K dated January 31, 2022.

Item 8.01 Other Events.

FOMO CORP and SMARTSolution Technologies, LP and SMARTSolution Technologies, Inc. (together SST) have extended the expiration date of the Stock Purchase Agreement Dated December 13, 2021. The financing is in the final administrative changes and legal review. We are waiting on final approval for funding.

Item 9.01. Exhibits.

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-KA:

Exhibit No.	Description
10.1	FOMO CORP. SMARTSolution Technologies, LP and SMARTSolution Technologies, Inc. (together SST) Extension – January 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: February 3, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer